                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-A
                             REGISTRATION STATEMENT

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 --------------


STANDARD MANAGEMENT CORPORATION                             SMAN CAPITAL TRUST I
   (Exact name of registrant and co-registrant as specified in their charters)

               INDIANA                                  DELAWARE
   (State or other jurisdiction of           (State or other jurisdiction of
   incorporation or organization)            incorporation or organization)

             35-1773567                                35-6717860
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

   10689 NORTH PENNSYLVANIA AVENUE           10689 NORTH PENNSYLVANIA AVENUE
     INDIANAPOLIS, INDIANA 46280               INDIANAPOLIS, INDIANA 46280
           (317) 574-6200                            (317) 574-6200
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(B) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(C), CHECK THE FOLLOWING BOX. [ ]

         IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(G) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(D), CHECK THE FOLLOWING BOX. [X]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-60886
                                 ---------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:


     Title of each class                 Name of each Exchange on which
     To be so registered                 each class is to be registered
   ------------------------            -----------------------------------

            None                                      None

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                 Title of class

   _____% Trust Preferred Securities (and the Guarantee with respect thereto)


         THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 FILED ON MAY 14, 2001.


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         For a full description of SMAN Capital Trust I's _____% Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Standard Management Corporation with respect to the Preferred Securities (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of Preferred Securities," "Description of Debentures," and "Description of Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-1 (Registration No. 333-60886) filed with the Securities and Exchange Commission on May 14, 2001 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Preferred Securities and the Guarantee contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2.           EXHIBITS


EXHIBIT
  NO.      DESCRIPTION
  ---      -----------
     4.1  Certificate of Trust of SMAN Capital Trust I. Incorporated herein by reference to Exhibit 4.1 to the Registration Statement

     4.2 Trust Agreement of SMAN Capital Trust I. Incorporated herein by reference to Exhibit 4.2 to the Registration Statement.

     4.3 Form of Amended and Restated Trust Agreement of SMAN Capital Trust I among Standard Management Corporation, Bankers Trust Company and
          Bankers Trust (Delaware). Incorporated herein by reference to Exhibit
          4.3 to the Registration Statement.

     4.4 Form of Preferred Securities Certificates. Incorporated herein by reference to Exhibit 4.4 to the Registration Statement.

     4.5 Form of Subordinated Indenture between Standard Management Corporation and Bankers Trust Company. Incorporated herein by reference to Exhibit
          4.5 to the Registration Statement.

     4.6 Form of Junior Subordinated Debenture. Incorporated herein by reference to Exhibit 4.6 to the Registration Statement.

     4.7  Form of Preferred Securities Guarantee Agreement between Standard
          Management Corporation and Bankers Trust Company. Incorporated herein by reference to Exhibit 4.7 to the Registration Statement.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

                          STANDARD MANAGEMENT CORPORATION



                          By:   /s/ Ronald D. Hunter
                             --------------------------------------------------
                                Ronald D. Hunter
                                Chairman, President and Chief Executive Officer



                          SMAN CAPITAL TRUST I



                          By:    /s/ Ronald D. Hunter
                             --------------------------------------------------
                                Ronald D. Hunter
                                Administrator

                          By:  /s/ Stephen M. Coons
                             --------------------------------------------------
                                Stephen M. Coons
                                Administrator


Dated:   July 27, 2001